Exhibit 2.2

                               List of Schedules


                Schedule          Description

                    1.1           Transferred Assets
                    1.1(a)        Prepaid Expenses
                    1.1(b)        Contracts, Agreements, Arrangements, etc.
                    1.1(c)        Machinery, Equipment, Furniture
                    1.1(d)        Interests in Licenses, Approvals, Permits and
                                  Applications
                    1.1(e)        Computer Software, Databases and Programs
                    1.1(f)        Patents, Trade Secrets
                                  and Other Intellectual Property
                    1.1(g)        Real Property Lease
                    1.1(h)        Finished goods, raw materials, work in
                                  progress, inventories, supplies and similar
                                  tangible assets
                    1.1(i)        Accounts Receivable
                    1.1.3         Recent Balance Sheet
                    1.2           Assumed Liabilities
                    1.2(a)        Accounts Payable
                    1.2(b)        Accrued Expenses
                    1.2(c)        Lease obligations
                    1.2(d)        Obligations with respect to assigned
                                  agreements
                    1.3           Allocation
                    3.1           Foreign Qualifications
                    3.6           Licenses
                    3.7           Litigation
                    3.9           Insurance
                    3.11          Material Adverse Effect
                    3.12          Absence of Specified Changes
                    3.14          Equipment and Property
                    3.15          Intellectual Property
                    3.16          Software
                    3.17          Material Contracts
                    3.18          Inventory
                    3.19          Liens
                    3.21          Major Customers and Suppliers
                    3.22          Labor Relations
                    3.26          Financial Statements
                    3.27          Brokers and Finders
                    4.4(a)        Equity Interests
                    4.4(b)        Preferred Interest; Capitalization
                    4.6           Brokers and Finders
                    5.12          Employees
                    6.6           Consents


                                List of Exhibits


                Exhibit           Description

                    A             Promissory Note
                    B             Security Agreement
                    C-1           Form of Preferred Interest Certificate
                    C-2           Rights and Preferences of Preferred Interests
                    D             Registration Rights Agreement
                    E             Sublease
                    F-1           Bill of Sale
                    F-2           Assignment and Assumption Agreement
                    F-3           Assignment of Intellectual Property
                    F-4           Assignment of Lease